Exhibit 20

Capital One Prime Auto Receivables Trust 2004-1

Automobile Receivable – Backed Notes

Tranche A-1 1.10000% Asset-Backed Notes

Tranche A-2 1.47000% Asset-Backed Notes

Tranche A-3 2.02000% Asset-Backed Notes

Tranche A-4 LIBOR + 0.07% Asset Backed Notes

Tranche B 3.11000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	4/1/2004			Cut-off	Closing	Original
Monthly Period Ending:	4/30/2004	Purchases	Units	Date	Date	Pool Balance
Prev. Distribution/Close Date:	4/15/2004	Initial Purchase	41,123	01/25/2004	1/29/2004	$720,444,513
Distribution Date:	5/17/2004	Sub Purchase #1	7,359	02/23/2004		$129,555,773
Days of Interest for Period:	32	Sub Purchase #2	0			$0
Days in Collection Period:	30	Sub Purchase #3	0			$0
Months Seasoned:	3	Total	48,482			$850,000,285

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance		{1}		796,840,066.60
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	15,351,900.03
	{4}	Prepaid Principal Received	{4}	12,188,326.31
	{5}	Defaulted Receivables Deposit Amount	{5}	0.00
	{6}	Principal Portion of Repurchased Receivables	{6}	0.00
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	(243.03)
	{8}	Total Monthly Principal Amounts	{8}		27,539,983.31
{9}	End of period Aggregate Receivables Balance		{9}		769,300,083.29
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.91

II.

MONTHLY PERIOD NOTE BALANCE CALCULATION

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Aggregate Note Balance	{11}	198,000,000.00	175,000,000.00	248,000,000.00	209,875,000.00	19,125,000.00	850,000,000.00
{12}	Beginning of Period Note Balance	{12}	144,840,066.60	175,000,000.00	248,000,000.00	209,875,000.00	19,125,000.00	796,840,066.60
{13}	Noteholders’ Principal Distributable Amount	{13}	27,539,983.31	0.00	0.00	0.00	0.00	27,539,983.31
{14}	Noteholders’ Accelerated Principal Amount	{14}	0.00	0.00	0.00	0.00	0.00	0.00
{15}	Optional Note Redemption Principal Amount	{15}	0.00	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	117,300,083.29	175,000,000.00	248,000,000.00	209,875,000.00	19,125,000.00	769,300,083.29
{17}	Note Factors ( {16} / {11})	{17}	0.5924	1.0000	1.0000	1.0000	1.0000	0.9051
{18}	Principal Payment Per $1,000	{18}	$139.09	$0.00	$0.00	$0.00	$0.00	$32.40

{19}	First Allocation of Principal					{19}		8,414,983.31
{20}	Second Allocation of Principal					{20}		19,125,000.00

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{21}	Beginning of Period Pre-Funding Account Balance	{21}		0.00
{22}	Purchase of Subsequent Receivables	{22}	0.00
{23}	Investment Earnings	{23}	0.00
{24}	Investment Earning Transfer to Collection Account	{24}	0.00
{25}	Payment of Mandatory Prepayment Amount	{25}	0.00
{26}	End of Period Pre-Funding Account Balance	{26}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
{27}	Scheduled and Prepayment Principal Cash Received							{27}	27,540,226.34
{28}	Liquidation Proceeds Collected During Period							{28}	0.00
{29}	Receivables Repurchase Amounts							{29}	0.00
{30}	Interest and Fee Collected on Receivables							{30}	3,405,217.81
{31}	Return of Excess Deposit - Prefunding Account							{31}	0.00
{32}	Swap Termination Account							{32}	0.00
{33}	Advances from the Reserve Fund							{33}	0.00
{34}	Reserve Account Excess Amount Release							{34}	0.00
	Investment Earnings on Trust Accounts
{35}	Collection Account							{35}	20,064.27
{36}	Transfer from Reserve Fund							{36}	5,165.41
{37}	Transfer from Pre-Funding Account							{37}	0.00
{38}	Net Swap Receipts							{38}	0.00
{39}	Optional Note Redemption Prepayment Amount							{39}	0.00
{40}	Total Available Funds							{40}		30,970,673.83

Distributions:
{41}	Trustee Fees							{41}	0.00
{42}	Servicing Fees							{42}	332,016.69
{43}	Unpaid Servicing Fees							{43}	0.00
{44}	Change from Prior Unpaid Servicing Fees							{44}	0.00
{45}	Net Swap Payments							{45}	250,888.07
{46}	Unpaid Net Swap Payments							{46}	0.00

	Class A Noteholders’ Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Payment Per $1,000
{47}	Class A-1	$144,840,067	1.10%	32	Actual/360	$141,621	$0.72	{47}	141,621.40
{48}	Class A-2	$175,000,000	1.47%	30	30/360	$214,375	$1.23	{48}	214,375.00
{49}	Class A-3	$248,000,000	2.02%	30	30/360	$417,467	$1.68	{49}	417,466.67
{50}	Class A-4	$209,875,000	LIBOR + 0.07	32	Actual/360	$218,270	$1.04	{50}	218,270.00

	Class A Noteholders’ Carryover Shortfall
	Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{51}	Class A-1	$0.00	$0.00	$0.00				{51}	0.00
{52}	Class A-2	$0.00	$0.00	$0.00				{52}	0.00
{53}	Class A-3	$0.00	$0.00	$0.00				{53}	0.00
{54}	Class A-4	$0.00	$0.00	$0.00				{54}	0.00
{55}	Senior Swap Termination Payment							{55}	0.00
{56}	First Allocation of Principal							{56}	8,414,983.31

	Class B Noteholders’ Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Payment Per $1,000
{57}	Class B	$19,125,000	3.11%	30	30/360	$49,566	$2.59	{57}	49,565.63

	Class B Noteholders’ Carryover Shortfall
	Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{58}	Class B	0.00	0.00	0.00				{58}	0.00
{59}	Second Allocation of Principal							{59}	19,125,000.00
{60}	Deposit to Reserve Account, to Required Level							{60}	1,806,487.06
{61}	Total Class B Allocation of Principal							{61}	0.00
{62}	Subordinate Swap Termination Payment							{62}	0.00
{63}	Other Amounts Due to the Trustee							{63}	0.00
{64}	Optional Note Redemption Amount							{64}	0.00
{65}	Distribution to the Equity Certificate Holder							{65}	0.00
{66}	Total Distributions							{66}		30,970,673.83

V.	RECONCILIATION OF RESERVE ACCOUNT:
{67}	Beginning of Period Reserve Account balance		{67}		7,886,055.84
{68}	Deposits to Reserve Account - Subsequent Fundings		{68}		0.00
	Subtotal				7,886,055.84
	{69}	Reserve Account Requirement	{69}	15,386,001.67
	{70}	Reserve Account Shortfall / (Excess)	{70}	7,499,945.83
{71}	Withdrawals from Reserve Account		{71}		0.00
{72}	Deposit to Reserve Fund, to Required Level		{72}		1,806,487.06
{73}	Withdrawal of Reserve Account Release to Available Funds		{73}		0.00
{74}	End of Period Reserve Account Balance		{74}		9,692,542.90
{75}	Change in Reserve Account Balance from Prior Period		{75}		1,806,487.06
{76}	EOP Shortfall		{76}		5,693,458.77

	IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

	OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of January 29, 2004 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2004-1, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank, as Indenture Trustee.

	CAPITAL ONE AUTO FINANCE, INC.
	Capital One Auto Finance, Inc., as Servicer

	By:	/s/ Steve Cunningham
	Name:	Steve Cunningham
	Title:	Assistant Vice President
	Date:	05/12/2004

Exhibit A

Capital One Prime Auto Receivables Trust

Automobile Receivable - Backed Notes, Series 2004-1

Servicer’s Certificate

Tranche A-1 1.10000% Asset-Backed Notes

Tranche A-2 1.47000% Asset-Backed Notes

Tranche A-3 2.02000% Asset-Backed Notes

Tranche A-4 LIBOR + 0.07% Asset Backed Notes

Tranche B 3.11000% Asset-Backed Notes

Monthly Period Ending 4/30/2004

Distribution Date 05/17/2004

Monthly Period Beginning:	4/1/2004
Monthly Period Ending:	4/30/2004
Prev. Distribution/Close Date:	4/15/2004
Distribution Date:	05/17/2004
Days of Interest for Period:	32
Days in Collection Period:	30
Months Seasoned:	3

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{1}	$198,000,000	$175,000,000	$248,000,000	$209,875,000	$19,125,000	$850,000,000

{2}	Beginning of Period Note Balance	{2}	$144,840,067	$175,000,000	$248,000,000	$209,875,000	$19,125,000	$796,840,067

{3}	End of Period Note Balance	{3}	$117,300,083	$175,000,000	$248,000,000	$209,875,000	$19,125,000	$769,300,083

{4}	Note Pool Factors ({3} / {1})	{4}	0.5924	1.0000	1.0000	1.0000	1.0000	0.9051

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	41,123	47,158
{6}	Number of Subsequent Receivables Purchased	{6}	7,359	0
{7}	Number of Receivables Defaulted During Period	{7}	1	0
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	16	0
{9}	Number of Receivables Paid Off During Period	{9}	2,064	757
{10}	Ending Number of Receivables	{10}	46,401	46,401

III.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	5.04%	5.08%	5.08%
{12}	Weighted Average Remaining Term of the Receivables	{12}	54.53	52.97	52.05
{13}	Weighted Average Original Term of Receivables	{13}	55.99	55.99	55.99
{14}	Average Receivable Balance	{14}	17,519	16,897	16,579

IV.	DELINQUENCY:

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	31-60 days	{15}	17	246,574	0.03%
{16}	61-90 days	{16}	8	104,739	0.01%
{17}	91-120 Days	{17}	2	52,491	0.01%
{18}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period	{18}	10	157,231	0.02%

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V.	PERFORMANCE TESTS:

Delinquency Ratio:
{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period ( line {18})	{19}	157,230.62
{20}	End of Period Current Principal Balance	{20}	769,300,083.29
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.02%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.01%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.00%
{24}	3 Month Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.01%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Delinquency Ratio is less than or equal to 2.25%)		Yes

Current Net Charge-off Rate:
{25}	Receivables becoming Defaulted Receivables during period	{25}	0.00
{26}	Cram Down Losses occurring during period	{26}	0.00
{27}	Liquidation Proceeds collected during period	{27}	0.00
{28}	Net Losses during period ({25} + {26} - {27})	{28}	0.00
{29}	Monthly Annualized Net Charge-Off Ratio (({28} / Monthly Period Average Aggregate Receivable Balance) * 12)	{29}		0.00%
{30}	Previous Monthly Period Charge-Off Ratio	{30}		0.01%
{31}	Second previous Monthly Period Charge-Off Ratio	{31}		0.00%
{32}	3 Month Average Net Charge-Off Rate (({29}+{30}+{31})/3)	{32}		0.00%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Net Loss Rate is less than or equal to 2.25%)		Yes

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